           ALPHA                                 INVESTOR CONTACT:
[GRAPHIC   TECHNOLOGIES                              Neil Berkman Associates
OMITTED]   GROUP, INC.                               (310) 277-5162
                                                     info@BerkmanAssociates.com
                                                     --------------------------

                                                 COMPANY CONTACT:
FOR IMMEDIATE RELEASE                                Jim Polakiewicz
                                                     Chief Financial Officer
                                                     (603) 635-5160


                        ALPHA TECHNOLOGIES GROUP REPORTS
                        FISCAL 2004 FIRST QUARTER RESULTS


     LOS ANGELES, CALIFORNIA, March 10, 2004 -- ALPHA TECHNOLOGIES GROUP, INC. (NASDAQ:ATGI) announced today that revenue for the first fiscal quarter ended January 25, 2004 increased to $11.9 million from $11.4 million for the first quarter last year. Gross profit increased and operating expenses decreased for this year's first quarter compared to last year. As a result, operating losses declined to $97,000 from $267,000 a year ago. The net loss for this year's first quarter was $578,000, or $0.08 per share. This compares to a net loss of $473,000, or $0.07 per share, for the first quarter of fiscal 2003.

     CEO Larry Butler said, "The increase in revenue for the first quarter, together with our continued focus on aggressive cost management, contributed to improved operating results for the period. New orders also increased. We anticipate further improvement in our financial results in the current quarter."

NON-GAAP FINANCIAL MEASURES

     Cash flow for the first quarter of fiscal 2004, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was approximately $627,000. This compares to EBITDA of approximately $608,000 for the same period a year earlier.

     The following table reconciles GAAP to non-GAAP financial measures:


             RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES
                                 (In Thousands)

                                                    Three Months Ended
                                                   --------------------
                                                    Jan. 25,   Jan. 26,
                                                      2004      2003
                                                   ---------   --------
Net Loss                                            $ (578)    $ (473)
Add (deduct):
 Depreciation and amortization                         722        871
 Interest expense                                      483        522
 Credit for income taxes                                --       (312)
                                                    ------     ------
EBITDA                                              $  627     $  608
                                                    ======     ======


CONFERENCE CALL

     Alpha has scheduled a conference call today at 11:00 AM ET. A simultaneous WebCast may be accessed at www.ALPHAtgi.com/pr.html. A replay will be available after 1:00 PM ET at this same internet address. For a telephone replay, dial
(800) 633-8284, reservation #21186631 after 1:00 PM ET.


                                     (more)

ALPHA TECHNOLOGIES GROUP REPORTS FISCAL 2004 FIRST QUARTER RESULTS
March 10, 2004
Page Two





ABOUT ALPHA TECHNOLOGIES GROUP

     Alpha Technologies Group (www.ALPHAtgi.com), Inc. is engaged in the manufacture, fabrication and sale of thermal management and non-thermal fabricated products and aluminum extrusions. The Company is one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, dissipate unwanted heat generated by electronic components. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries. The Company also sells non-thermal fabricated products and aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets.

FORWARD-LOOKING STATEMENTS

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, compliance with covenants in the Company's loan documents, ability to meet principal payments under those loan documents and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.


                                (tables attached)
                                                                           #3537



                                   ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (In Thousands, Except Per Share Data)


                                                                        Three Months Ended
                                                                    -------------------------
                                                                    Jan. 25,         Jan. 26,
                                                                      2004             2003
                                                                    --------         --------
SALES                                                               $ 11,912         $ 11,421
COST OF SALES                                                         10,627           10,233
                                                                    --------         --------
     Gross profit                                                      1,285            1,188
                                                                    --------         --------

OPERATING EXPENSES
  Research and development                                               103               93
  Selling, general and administrative                                  1,279            1,362
                                                                    --------         --------
     Total operating expenses                                          1,382            1,455
                                                                    --------         --------

OPERATING (LOSS) INCOME                                                  (97)            (267)

INTEREST EXPENSE                                                        (483)            (522)

OTHER INCOME, net                                                          2                4
                                                                    --------         --------

LOSS BEFORE BENEFIT FOR INCOME TAXES                                    (578)            (785)

BENEFIT FOR INCOME TAXES                                                  --             (312)
                                                                    --------         --------

NET LOSS                                                            $   (578)        $   (473)
                                                                    ========         ========

LOSS PER COMMON SHARE  -- BASIC                                     $  (0.08)        $  (0.07)
                                                                    ========         ========
LOSS PER COMMON SHARE  -- DILUTED                                   $  (0.08)        $  (0.07)
                                                                    ========         ========

WEIGHTED AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING:

     BASIC                                                             7,110            7,110
     DILUTED                                                           7,110            7,110

                ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   (In Thousands, Except Share-Related Data)



                                                                                Jan. 25,        Oct. 26,
ASSETS                                                                           2004            2003
------                                                                          --------        --------
CURRENT ASSETS:
  Cash and cash equivalents                                                    $    639        $  1,677
  Accounts receivable, net                                                        6,318           5,745
  Inventories, net                                                                6,398           6,553
  Prepaid expenses                                                                1,533           1,364
                                                                               --------        --------
     Total current assets                                                        14,888          15,339

PROPERTY AND EQUIPMENT, net                                                      11,436          12,103
DEFERRED INCOME TAXES                                                            10,023          10,046
OTHER ASSETS, net                                                                   684             807
                                                                               --------        --------
             TOTAL ASSETS                                                      $ 37,031        $ 38,295
                                                                               ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
   Accounts payable, trade                                                     $  3,177        $  3,486
   Accrued compensation and related benefits                                        680             612
   Other accrued expenses                                                           479             716
   Current portion of long-term debt                                              5,750           1,000
                                                                               --------        --------
     Total current liabilities                                                   10,086           5,814

REVOLVING CREDIT FACILITY                                                            --           3,200
LONG-TERM DEBT                                                                   16,350          18,150
OTHER LONG-TERM LIABILITIES                                                         478             470
                                                                               --------        --------
     TOTAL LIABILITIES                                                           26,914          27,634

COMMITTMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $100 par value; 180,000 shares
    authorized; no shares issued or outstanding                                      --              --
  Common stock, $.03 par value; 17,000,000 shares authorized;
    8,529,826 shares issued at January 25, 2004 and October 26, 2003                256             256
  Additional paid-in capital                                                     47,504          47,504
  Accumulated deficit                                                           (31,706)        (31,128)
  Accumulated other comprehensive loss                                              (43)            (77)
  Treasury stock, at cost, 1,419,490 common
    shares at January 25, 2004 and October 26, 2003                              (5,894)         (5,894)
                                                                               --------        --------
       TOTAL STOCKHOLDERS' EQUITY                                                10,117          10,661
                                                                               --------        --------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 37,031        $ 38,295
                                                                               ========        ========